UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

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EBAY INC.

(Name of Registrant as Specified In Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

STARBOARD VALUE L LP

STARBOARD VALUE R LP

STARBOARD VALUE R GP LLC

JEFFREY C. SMITH

PETER A. FELD

SHANNON M. BRAYTON

EDDY W. HARTENSTEIN

STEPHANIE TILENIUS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of stockholders of eBay Inc., a Delaware corporation.

Item 1: On March 19, 2020, Starboard issued the following press release:

STARBOARD DELIVERS LETTER TO BOARD OF EBAY

Provides Input on CEO Search Process

Announces Nomination of Four Highly Qualified Directors to the Board of Directors

NEW YORK, March 19, 2020 /PRNewswire/ -- Starboard Value LP (together with its affiliates, “Starboard”), one of the largest shareholders of eBay Inc. (NASDAQ: EBAY), with an ownership interest of more than 1.0% of the Company’s outstanding shares, today announced that it has delivered a letter to Thomas J. Tierney, eBay’s Chairman of the Board, with copies to the Company’s Board of Directors.

The full text of Starboard’s letter can be viewed below and also at the following link:

http://www.starboardvalue.com/wp-content/uploads/Starboard_Value_LP_Letter_to_EBAY_Board_03.19.2020.pdf

March 19, 2020

eBay Inc.

2025 Hamilton Avenue

San Jose, California 95125

Attn: Thomas Tierney, Chairman

cc: Board of Directors

Dear Tom,

As you know, Starboard Value LP, together with its affiliates (“Starboard” or “we”) is a large shareholder of eBay Inc. (“eBay or the “Company”), with an ownership interest of more than 1% of the outstanding common stock of eBay. We have appreciated our conversations over the past 18 months and the heightened discussions over the last few weeks. We fully recognize the unique state of the markets and the country as we collectively deal with the COVID-19 pandemic, and therefore, we feel it is imperative to both fully express the importance of hiring a world-class, experienced leader for eBay and to share our views publicly with the Board of Directors (the “Board”) and our fellow shareholders.

We have consistently expressed that our focus is on driving operational improvements in the core Marketplace business while pursuing a separation of StubHub and eBay Classifieds Group (“Classifieds”). While eBay has made progress on some of these initiatives, much work remains to be done and business trends in the core Marketplace business have continued on a downward trajectory.

During our time as shareholders of eBay, it has become increasingly clear that the current Board has had difficulty making the critical decisions that the Company has needed, as evidenced by the delay in making a CEO change that seemed inevitable after sustained underperformance, acceptance of a subpar operating plan following an eight month-long Operating Review, as well as the delay in the Strategic Review of eBay’s non-core businesses. As you know, we have been privately engaging with you regarding our views on the actions needed to position eBay for long-term future success, including the hiring of a new Chief Executive, completing the Strategic Review of Classifieds and separating the business from the core Marketplace business, and building and executing upon an improved operating plan to drive growth and profit improvements in the core Marketplace business.

Based on the completion of the sale of StubHub and the Company’s confirmation of active discussions regarding a sale of Classifieds, at this time, we are primarily focused on the CEO search process and the development of an improved operating plan. In our view, the CEO search process and the development of an improved operating plan are directly and inextricably linked. eBay is a great company, and we believe the open CEO position is a tremendous opportunity that should be able to attract a number of high-caliber, external candidates.

We appreciate the efforts and positive contributions made by the current team over the past six months following the departure of the former CEO, as well as their many years of service to the Company. However, we strongly believe that eBay should be focused on identifying qualified external candidates in order to hire a new CEO that will bring a fresh perspective and energy to the Company after its prolonged underperformance. The new CEO must be capable of making sustainable improvements to the core Marketplace business that can drive profitable growth by focusing on eBay’s strengths and competitive advantages.

We believe this CEO decision is critical for the long-term success of eBay. eBay has a strong franchise and a huge opportunity to reinvigorate and grow a global marketplace platform. This opportunity should attract a world-class executive who can bring new energy, fresh ideas, and significant relevant experience to help drive an operational and strategic turnaround. We implore the Board to choose a leader that has the skill and capability to lead the Company through a transition in a time of great economic transformation. Unfortunately, given our concerns over certain historical decisions, we worry that the Board may default to an internal candidate, which we believe would be a missed opportunity to bring in a talented executive with the attributes highlighted above.

Separately, as we have discussed with you, we also believe that incremental change is required and warranted on the Board in order to provide fresh perspectives, renewed accountability to shareholders, and importantly, the objectivity and perspective to make difficult decisions without the burden of attachment to past practices. As such, in accordance with the Company’s governance deadlines and in order to preserve our rights as shareholders, on February 28, 2020, we delivered to eBay a formal notice nominating four highly qualified and diverse director candidates for election at the 2020 Annual Meeting of Stockholders.

When evaluating potential director candidates, we endeavored to craft a slate of directors who have a diverse set of skills and backgrounds that, in aggregate, provide the expertise and independence needed at eBay. As you can see in the detailed biographies included below, this group of extremely impressive director candidates have backgrounds spanning operations, finance, e-commerce, payments, media, marketing, communications, mergers and acquisitions, strategic transformation, and public company governance.

Our goal is to represent the best interests of all shareholders, and we believe that our nominees have the experience and track record to drive needed change and bring fresh perspectives to eBay to best position the Company for long-term shareholder value creation. We remain open-minded about reaching a mutually agreeable solution that includes new perspectives on the Board. We look forward to continuing our engagement.

Best regards and stay healthy,

Peter A. Feld

Managing Member

Starboard Value LP

Biographies of Starboard’s Nominees (in alphabetical order):

Shannon M. Brayton

•	Ms. Brayton most recently served as the Chief Marketing Officer of LinkedIn, where she oversaw all marketing activities at the company until she retired from her position in January of 2020.

•

Ms. Brayton joined LinkedIn in 2010 as its Vice President of Communications before becoming Chief Marketing Officer in 2015. In her role as Vice President, Ms. Brayton was responsible for the communications strategy for LinkedIn’s IPO in 2011, and she and her team are also credited with managing the communications strategy for the company’s acquisition by Microsoft in 2016.

•	Ms. Brayton previously served in various positions at eBay, from October 2001 until May 2008, ultimately as Vice President of Corporate Communications.

•	She was named one of the world’s most influential CMOs for three consecutive years by Forbes Magazine.

Peter A. Feld

•

Mr. Feld is a Managing Member and Head of Research at Starboard Value LP. Prior to founding Starboard, he was a Managing Director at Ramius and a Portfolio Manager at Ramius Value and Opportunity Master Fund Ltd.

•	Mr. Feld currently serves as a director of NortonLifeLock Inc., AECOM, and Magellan Health, Inc.

•	Mr. Feld previously served as a director of Marvell Technology Group Ltd., The Brink’s Company, Darden Restaurants, Inc., Insperity, Inc., and Integrated Device Technology, Inc., among others.

Eddy W. Hartenstein

•	Mr. Hartenstein currently serves as the Lead Independent Director of the Board of Directors of Broadcom Inc. and Sirius XM Holdings Inc.

•

Mr. Hartenstein also currently serves on the Board of Directors of TiVo Corporation and has served as a director of Tribune Publishing Co. since August 2014 and was Non-Executive Chairman until February 2016.

•	Previously, Mr. Hartenstein served as Publisher and Chief Executive Officer of the Los Angeles Times Media Group.

•

Prior to Tribune Publishing Co.’s January, 2013 change of ownership, Mr. Hartenstein was also President and Chief Executive Officer of Tribune Media Company, one of the country’s leading multimedia companies, operating businesses in publishing, digital and broadcasting.

•	Mr. Hartenstein served as DirecTV’s Chairman and CEO through 2004, when the company was sold to News Corp.

•	Mr. Hartenstein previously served on the board of directors of SanDisk Corporation.

Stephanie Tilenius

•

Ms. Tilenius is a founder and CEO of Vida Health, Inc., a mobile continuous care platform for preventing, managing and overcoming chronic and mental health conditions deployed at Fortune 500 companies, large national payers and providers since January 2014.

•

Ms. Tilenius currently serves as a member of the Board of Directors of Seagate Technology PLC. Within the past five years, Ms. Tilenius also served on the board of Coach, Inc. (now known as Tapestry, Inc.), and Redbubble Limited.

•

From February 2010 until June 2012, Ms. Tilenius was Vice President of Global Commerce and Payments at Google, Inc. (now known as Alphabet, Inc.), a multinational technology company, where she oversaw digital commerce, product search and payments.

•	Prior to joining Google, Inc., she served in various positions at eBay, from March 2001 until October 2009, ultimately as Senior Vice President of eBay.com and Global Products.

About Starboard Value LP

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Investor contacts:

Peter Feld, (212) 201-4878

Gavin Molinelli (212) 201-4828

www.starboardvalue.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”) intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of eBay Inc., a Delaware corporation (the “Company”).

STARBOARD STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are Starboard Value LP, Starboard Value and Opportunity Master Fund Ltd. (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard Master L LP”), Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Starboard Value L LP (“Starboard L LP”), Starboard Value R LP (“Starboard R LP”), Starboard Value R GP LLC (“Starboard R GP”), Jeffrey C. Smith, Peter A. Feld, Shannon M. Brayton, Eddy W. Hartenstein and Stephanie Tilenius.

Starboard Value LP, as the investment manager of Starboard V&O Fund, Starboard C LP, Starboard Master L LP and a certain account (the “Starboard Value LP Account”) and the manager of Starboard S LLC, may be deemed the beneficial owner of 8,020,000 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), consisting of the (i) 5,114,660 shares of Common Stock owned directly by Starboard V&O Fund, (ii) 449,518 shares of Common Stock owned directly by Starboard C LP, (iii) 1,299,664 shares of Common Stock held in the Starboard Value LP Account, (iv) 779,592 shares of Common Stock owned directly by Starboard S LLC and (v) 376,566 shares of Common Stock owned directly by Starboard Master L LP.

Starboard V&O Fund owns 5,114,660 shares of Common Stock, which includes 1,000 shares held in record name. Starboard S LLC owns 779,592 shares of Common Stock. Starboard C LP owns 449,518 shares of Common Stock. Starboard Master L LP owns 376,566 shares of Common Stock.

Starboard Value GP, as the general partner of Starboard Value LP, may be deemed the beneficial owner of 8,020,000 shares of Common Stock, consisting of the (i) 5,114,660 shares of Common Stock owned directly by Starboard V&O Fund, (ii) 449,518 shares of Common Stock owned directly by Starboard C LP, (iii) 1,299,664 shares of Common Stock held in the Starboard Value LP Account, (iv) 779,592 shares of Common Stock owned directly by Starboard S LLC and (v) 376,566 shares of Common Stock owned directly by Starboard Master L LP.

Principal Co, as a member of Starboard Value GP, may be deemed the beneficial owner of 8,020,000 shares of Common Stock, consisting of the (i) 5,114,660 shares of Common Stock owned directly by Starboard V&O Fund, (ii) 449,518 shares of Common Stock owned directly by Starboard C LP, (iii) 1,299,664 shares of Common Stock held in the Starboard Value LP Account, (iv) 779,592 shares of Common Stock owned directly by Starboard S LLC and (v) 376,566 shares of Common Stock owned directly by Starboard Master L LP.

Principal GP, as the general partner of Principal Co, may be deemed the beneficial owner of 8,020,000 shares of Common Stock, consisting of the (i) 5,114,660 shares of Common Stock owned directly by Starboard V&O Fund, (ii) 449,518 shares of Common Stock owned directly by Starboard C LP, (iii) 1,299,664 shares of Common Stock held in the Starboard Value LP Account, (iv) 779,592 shares of Common Stock owned directly by Starboard S LLC and (v) 376,566 shares of Common Stock owned directly by Starboard Master L LP.

Starboard L LP, as the general partner of Starboard Master L LP, may be deemed the beneficial owner of the 376,566 shares of Common Stock owned directly by Starboard Master L LP.

Starboard R LP, as the general partner of Starboard C LP, may be deemed the beneficial owner of the 449,518 shares of Common Stock owned directly by Starboard C LP.

Starboard R GP, as the general partner of Starboard L LP and Starboard R LP, may be deemed the beneficial owner of 826,084 shares of Common Stock, consisting of the (i) 376,566 shares of Common Stock owned directly by Starboard Master L LP, and (ii) 449,518 shares of Common Stock owned directly by Starboard C LP.

Messrs. Smith and Feld share voting and dispositive power with respect to the 8,020,000 shares of Common Stock owned in the aggregate by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard Master L LP and held in the Starboard Value LP Account. Mr. Feld does not directly own any securities of the Company. Mr. Feld, by virtue of his relationship with Starboard Value LP, may be deemed the beneficial owner of the 8,020,000 shares of Common Stock, beneficially owned in the aggregate by Starboard Value LP and its affiliates. Ms. Tilenius may be deemed to be the beneficial owner of 352 shares of Common Stock owned by The Eric W. and Stephanie S. Tilenius Family Trust, UAD August 9, 2005. Ms. Brayton and Mr. Hartenstein do not own beneficially or of record any securities of the Company. All of the participants named herein disclaim beneficial ownership of any shares of Common Stock, except to the extent of his, her or its pecuniary interest therein.